Exhibit 99.1
Independent Auditor's Report

To the Board of Directors and Shareholders

We have audited the accompanying consolidated financial statements of Finnveden Metal Structures AB and its subsidiaries, which comprise the consolidated balance sheets as of December 31 2013 and December 31 2012, and the related consolidated income statements and consolidated cash flows for the years then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Sweden; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Finnveden Metal Structures AB and its subsidiaries at December 31 2013 and December 31 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in Sweden.

1

Other matter

Accounting principles generally accepted in Sweden require that the Board of Directors’ Report on pages 2-4 be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required under the Swedish Annual Accounts Act and is considered to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management's responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

PricewaterhouseCoopers AB

/s/ PricewaterhouseCoopers AB

Gothenburg, Sweden
16 September 2014

2

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Finnveden Metal Structures AB

Consolidated Financial Statements 2013

The Board of Directors and the President of Finnveden Metal Structures AB hereby submit the following consolidated financial statements.
Amounts in SEK thousand (KSEK) unless otherwise stated. Figures for last year are shown in parentheses.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Board of Directors’ Report
The Parent Company of the Group is Finnveden Metal Structures AB, corporate ID number 556502-8338, based in Gothenburg municipality, Sweden. The Group’s head office is located in Gothenburg municipality.
The Group’s Parent Company Finnveden Metal Structures AB submitted an annual report for the 2013 financial year on April 29, 2014. This document therefore refers exclusively to the consolidated financial statements. For separate information regarding the Parent Company, please refer to the Parent Company’s Annual Report.

Information about the operation
The Group’s operation encompasses the manufacture of products made from steel, magnesium and aluminum or combinations of these materials. The main production processes are stamping, die casting and joining.
The Group operates two production units in Forsheda and Olofström via the Parent Company, and also has operations in Gothenburg. The Group also operates via subsidiaries at its production units in Hultsfred, Sweden and Bielsko-Biala, Poland. Moreover, there is a smaller operation in a subsidiary in China.

Overview of financial results and position

	2013		2012	2011	2010
Net sales	KSEK	1,256,526	1,261,388	1,325,536	1,065,117
Profit/loss after financial items	KSEK	-14,183	25,244	89,254	36,862
Equity ratio	%	37.2	41.6	38.3	31.1

In 2011, the operation developed positively and sales volumes rose significantly compared with 2010. The increased volume led to a considerable improvement in profit on 2010.

Important circumstances
The Parent Company’s MSEK 39 investment in a sheet metal press in 2012 and 2013 was completed during the financial year. The investment was financed through a sale and leaseback agreement on completion of the investment; see also Note 17.
Part of the Group’s financing is from the sale of accounts receivable; see also Note 14.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Significant developments during the financial year
The beginning of 2013 was characterized by lower sales due to the weaker economy and the resulting lower production rate in the European automotive industry. Profitability improved over the second half of 2013 thanks to increased deliveries and production volumes coupled with streamlining measures.
In May 2013 the decision was made to concentrate Finnveden Metal Structures’ European magnesium foundry into the factory in Poland. The process of refining the Finnveden Gjutal AB for aluminum die casting began in 2013. This process was completed after the end of the calendar year, during the first quarter of 2014. The aluminum foundry operation, which was divested in March 2014, had a total turnover of approximately KSEK 49,378 (50,042). Operating profit during the year was burdened by KSEK 38,806 of costs relating to the restructuring of the foundry operation, KSEK 15,000 of which refers to the write-down of machinery and equipment. The total cost of the closure including the write-down is recognized under cost of goods sold KSEK 10,971 and other operating expenses, KSEK 27,835.

Significant events after the end of the financial year
During the first quarter of 2014 the restructuring of the foundry operation within Finnveden Metal Structures was finalized and the remaining aluminum operation was divested. The divested aluminum operation contributed MSEK 14.7 net to the first quarter of 2014. Operations at Finnveden Gjutal AB ceased completely in March. During an internal Group restructuring in March 2014, 100% of the stock in the company was transferred from Finnveden Metal Structures AB to the Parent Company Finnveden AB.
During an internal Group restructuring in June 2014, 100% of the stock in Finnveden GMF AB was transferred from Finnveden Metal Structures AB to the Parent Company Finnveden AB.
Neither Finnveden Gjutal nor Finnveden GMF AB was conducting any operations at the time of divestment. Finnveden Gjutal AB’s operations ceased in connection with the above mentioned divestments and Finnveden GMF AB has been a dormant company in both 2012 and 2013.
On June 30, American Shiloh Industries Inc. acquired 100% of the stock in Finnveden Metal Structures AB from the Parent Company Finnveden AB. Shiloh Industries Inc. is listed on NASDAQ USA and operates in the same business as Finnveden Metal Structures. The acquisition is Shiloh Industries Inc.’s first in Europe. The acquisition settled Finnveden Metal Structures’ liabilities to Finnveden AB, along with external loans. This was financed through new loans from companies within the Shiloh Industries Group.

Financial instruments
Refer to Note 2 for the Group’s financial risks, and the goals and policies regarding financial risk management.

Future development
Finnveden Metal Structures has improved its competitiveness and its foundation for profitable growth through investments and streamlining measures carried out in recent years. From July 2014 the company is owned by Shiloh Industries Inc. The new corporate structure focusing on lightweight solutions for the automotive industry has a broader customer base, a bigger product and process offering and a geographical presence in North America and Europe. This platform improves the conditions for profitable growth and expansion globally.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Ownership structure
Finnveden Metal Structures AB was until June 30, 2014 a subsidiary of Finnveden AB, corporate ID number 556224-0894, which in turn is owned by FinnvedenBulten AB (publ), corporate ID number 556668-2141, based in Gothenburg municipality.
On June 30, 2014 Finnveden AB sold its holding in Finnveden Metal Structures to Shiloh Sweden Holdings AB, corporate ID number 556971-9510, which in turn is owned by Shiloh Industries Inc., USA, corporate ID number . In conjunction with this a new Board of Directors was elected at an extraordinary general meeting on June 30, 2014.

Environmental impact
At the end of 2013 the Group’s remaining two production units in Sweden were subject to permit requirements and a reporting obligation under the Swedish Environmental Code. The permit and reporting requirements stem from the nature of the activities carried out there; in particular these are cold forming, metal cutting, sheet metal processing, finishing (surface treatment) and assembly, and also die casting of parts. The primary environmental impact derives from the manufacturing processes in the form of emissions to water and air, waste generation, resource consumption and noise.
Production units outside of Sweden adapt their operations, apply for the necessary permits and report to the authorities as required by local legislation.

Appropriation of earnings in the Parent Company
The Parent Company of the Group proposed in its Annual Report for 2013 that the Parent Company’s profits be carried forward.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Consolidated Income Statement (KSEK)

	Note	2013	2012
Net sales	3, 4	1,256,526	1,261,388
Cost of goods sold		-1,142,752	-1,148,281

Gross profit		113,774	113,107

Selling expenses		-31,846	-32,147
Administrative expenses	6	-61,308	-53,190
Other operating income	7	6,558	5,166
Other operating expenses	8	-30,240	-2,818

Operating profit/loss	5, 6, 9 10,17,30	-3,062	30,118

Profit/loss from financial items
Profit from other securities and receivables that are non-current assets		-302	0
Interest income	11	87	219
Interest expenses and similar loss items	12	-10,906	-5,093
Total profit/loss from financial items		-11,121	-4,874

Profit/loss after financial items		-14,183	25,244

Tax on profit for the year	13	2,290	-12,748

Profit/loss for the year		-11,893	12,496

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Consolidated Balance Sheet (KSEK)

	Note	2013	2012
ASSETS	14

Non-current assets
Intangible assets	15
Intangible assets		103	102
Construction in progress relating to intangible assets		18,974	12,457
		19,077	12,559
Property, plant and equipment	16, 17
Improvement expenses for third-party property		5,163	4,293
Plant and machinery		142,040	125,668
Equipment, tools, fixtures and fittings		9,096	14,159
Construction in progress and advance payments for property, plant and equipment		21,981	36,069
		178,280	180,189
Financial assets	18
Other securities held as non-current assets		59	360
Deferred tax assets		38,675	36,376
Other long-term receivables		20,523	165
		59,257	36,901
Total non-current assets		256,614	229.649
Current assets	21
Inventories etc.
Raw materials and consumables		49,424	51,550
Work in progress		95,087	104,840
Finished goods and goods for resale		25,762	22,331
Advance payments to suppliers		1,178	0
		171,451	178,721
Current receivables	21
Accounts receivable		181,225	166,047
Receivables from Group companies		16,456	468
Current tax receivables		4,076	2,567
Receivables		13,420	22,913
Prepaid expenses and accrued income	20	22,892	13,824
		238,069	205,819

Cash and bank	29	15,843	16,133

Total current assets		425,363	400,673

Total assets		681,977	630,322

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

	Note	2013	2012
EQUITY AND LIABILITIES

Equity	22
Capital stock		132	102
Restricted reserves		1,106	1,106
Non-restricted reserves		264,174	248,654
Profit/loss for the year		-11,893	12,497
Total equity		253,519	262,359

Provisions
Provisions for pensions and similar obligations		3,038	2,190
Total provisions		3,038	2,190

Long-term liabilities	23
Bank overdraft facilities	24	43,301	0
Other liabilities to credit institutions		49,149	36,589
Liabilities to Group companies	24	37,568	103,331
Other liabilities	17	34,814	2,083
Total long-term liabilities		164,832	142,003

Current liabilities	21
Provision for restructuring measures		12,507	0
Liabilities to credit institutions		13,799	1,836
Advance payments from customers		647	14,386
Accounts payable		159,625	132,177
Liabilities to Group companies		2,680	6,001
Current tax liabilities		31	1,030
Other liabilities	17	10,276	14,022
Accrued expenses and deferred income	25	61,023	54,318
Total current liabilities		260,588	223,770

Total equity and liabilities		681,977	630,322

Pledged assets	26	297,979	219,349
Contingent liabilities	27	36,470	38,644

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Consolidated Cash Flow Statement (KSEK)

	Note	2013	2012
Operating activities
Operating profit/loss		-3,062	30,118
Adjustments for items not included in cash flow etc.	28	57,513	35,489

Interest received		87	219
Interest paid		-9,628	-8,486
Income tax paid		-2,148	-2,058
Cash flow from operating activities before changes in working capital		42,762	55,282
Increase in inventories		-13,575	-42,645
Increase/decrease in receivables		-15,915	39,316
Increase/decrease in payables		9,186	-8,141
Cash flow from operating activities		22,458	43,812

Investing activities
Acquisition of intangible assets		-6,517	-12,457
Acquisitions of property, plant and equipment	28	-44,704	-35,347
Divestment of property, plant and equipment		42,666	1,555
Increase/decrease in current financial investments		468	0
Cash flow from investing activities		-8,087	-46,249

Financing activities
New stock issue	22	1,258	0
Change in Borrowing	28	-16,155	-413
Cash flow from financing activities		-14,897	-413

Decrease in liquid funds		-526	-2,850
Liquid funds at the beginning of the year		16,133	18,324
Exchange rate difference in liquid funds		236	659
Liquid funds at the end of the year	29	15,843	16,133

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Notes

Note 1	Accounting and valuation principles

Finnveden Metal Structures AB’s consolidated financial statements have been prepared in accordance with the Swedish Annual Accounts Act and the general recommendations of the Swedish Accounting Standards Board, with the exception of BFNAR 2012:1 relating to Annual reports and consolidated financial statements (the K3 rules). The Swedish Financial Accounting Standards Council’s recommendation RR 6:99 has been applied when reporting leasing agreements.

Consolidated financial statements
The consolidated financial statements include subsidiaries in which the Parent Company directly or indirectly owns more than 50% of the votes, or has control in some other way.
The consolidated accounts have been prepared in accordance with the purchase method, which means that the subsidiaries’ equity on the acquisition date, which is determined as the difference between the fair value of the assets and liabilities, is eliminated in its entirety. Group equity therefore only includes the portion of the subsidiaries’ equity generated after acquisition.
Companies acquired during the year are included in the consolidated financial statements with amounts relating to the period after the acquisition. Income from companies sold during the year has been included in the consolidated income statement for the time up until the date of divestment.
All of Finnveden Metal Structures AB’s foreign subsidiaries are classified as independent subsidiaries, which is why the current method is applied for translation of their accounts. This means that foreign subsidiary assets and liabilities are translated at the exchange rate on the balance sheet date. All items in the income statements are translated at the average exchange rate for the year. Translation differences are recognized directly under consolidated equity.
Internal gains within the Group are eliminated in their entirety.

Foreign currencies
Assets and liabilities in foreign currencies are measured at the exchange rate on the balance sheet date. In cases where currency hedging measures have been implemented, such as hedging, the forward rate is used. Transactions in foreign currencies are translated at the spot rate.
When hedging future budgeted flows, the hedging instruments are revaluated when exchange rates change. The revaluation, less a deduction for the tax effect, is recognized directly under equity in fair value reserve. Where the revaluation is negative, this is recognized directly under equity in non-restricted reserves. The effect of changes in exchange rates is reported in the income statement when the hedging instruments are due for payment.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Income
Sales of goods are recognized upon delivery of products to the customer, in accordance with the terms of sale. The sale is recognized after deductions for VAT and discounts.
Other income is recognized as income as follows:
Rental income: In the period to which the rental refers
Interest income: As per the effective yield
Dividend received: When the right to receive the dividend is deemed to be certain

Borrowing costs
Interest on capital borrowed to finance the production of an asset, which necessarily takes significant time to complete, is included in the cost insofar as it relates to the production period. Other borrowing costs are recognized as costs in the period to which they relate.

Income tax
Income tax includes tax due for payment or receipt during the financial year in question, adjustments for current tax related to earlier periods and changes to deferred tax.
All tax liabilities/assets are measured at nominal amounts in accordance with the tax rules and tax rates that have been decided or announced and are highly likely to be implemented.
The related tax effects of items recognized in the income statement are also entered in the income statement. The tax effects of items recognized directly in equity are entered against equity.
Deferred tax is calculated in accordance with the balance sheet method, based on all temporary differences between the carrying amounts and the tax base of assets and liabilities. Temporary differences have primarily arisen through tax loss carry-forwards.
Deferred tax assets with respect to loss carry-forwards and other future tax deductions are recognized only as far as it is likely that the deduction can be offset against surpluses in the future.

Research and development

Expenditure on research and development is usually expensed on a continuous basis as it arises. Some major development projects have been deemed to be of substantial value to the company in future years and have been capitalized in the balance sheet as construction in progress relating to intangible assets. Amortization of these assets will begin when they are completed.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Property, plant and equipment

Property, plant and equipment are recognized at cost less any depreciation. Expenditure for improvements to the performance of assets, above the original level, increase the asset’s carrying amount. Expenditure on repairs and maintenance is recognized as costs.
Property, plant and equipment are depreciated systematically over each asset’s estimated useful life. Where applicable, the asset’s residual value is considered when determining the depreciable amount.
Linear depreciation is applied for all types of property, plant and equipment. The following depreciation periods are applied:

Improvement expenses for third-party property	10-20 years
Plant and machinery	7-10 years
Equipment, tools, fixtures and fittings	3-10 years

Write-downs
Where there is an indication that an asset or group of assets has decreased in value, the carrying amount is assessed. In cases where the carrying amount exceeds the estimated recoverable amount, the carrying amount is immediately written down to the recoverable value. The write-downs are included under ‘Other operating expenses’ in the income statement.

Leases
Leases in which the economic benefits and risks associated with the lease object are in all essentials transferred to the Group as the lessee are classified as financial leases, and the object is recognized as a non-current asset in the consolidated balance sheet. The corresponding obligation to pay lease fees in the future is recognized as a liability. At the beginning of the lease period, the asset and liability are recognized at the lower of the lease object’s fair value and the present value of the minimum lease fees.
Sale and leaseback transactions take the form of a sale of an asset followed by leasing of the same asset in accordance with a leasing agreement. The factor determining how sale and leaseback transactions should be recognized is the classification of the leasing transaction. If a sale and leaseback results in a financial leasing agreement, the profit that arises if the sale price is higher than the asset’s carrying amount is recognized over the leasing period. If the leasing agreement results in an operational lease, any profit or loss arising upon sale is reported for the period when the sale took place, provided that the sale price is based on fair value.
Leases where the economic benefits and risks associated with the lease object remain in all essentials with the lessor, are classified as operational leases. Payments for these agreements are charged to expenses over the term of the lease.
Financial instruments
Financial instruments recognized in the balance sheet include securities, other financial receivables, accounts receivable, accounts payable, lease liabilities and loans. Market values of financial instruments measured at market value are calculated based on quotations on the balance sheet date.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Accounts receivable Accounts receivable are recognized as current assets at the amount expected to be received after a deduction for uncertain accounts receivable, which are assessed individually.
Securities and financial receivables Securities and financial receivables acquired with the intention of long-term ownership are initially recognized at fair value and subsequently at the accrued cost using the effective interest method, less any reserve for a decrease in value.
All transactions with securities are recognized on the trade date.
Loans Loans are initially recognized at the amount received after deductions for transaction costs. If the carrying amount differs from the amount to be repaid on maturation, the difference is distributed over the term of the loan as interest expense or interest income. Using this method, the carrying amount on maturation corresponds to the amount to be repaid.
Financial liabilities cease to be recognized only once the liabilities have been settled by repayment or are waived.
Derivative instruments The Group used derivatives to a very limited extent in 2012 and early 2013 to cover risks related to exchange rate fluctuations for a forecast payment made in 2013. Derivatives are initially recognized at fair value at the point of entering into the derivative contract, and are subsequently revaluated at fair value. The revaluation, net after the tax effect, is recognized directly under equity in fair value reserve and if the change in value is negative it is recognized directly in non-restricted profit.
Offsetting financial receivables and financial liabilities A financial asset and a financial liability are offset and recognized at a net amount in the balance sheet only when a legal right of offset exists and when settlement through a net amount is planned or a simultaneous divestment of the asset and settlement of the liability are planned.
Receivables
Receivables maturing more than 12 months after the balance sheet date are classified as non-current assets; others are classified as current assets. Receivables are measured at the amount expected to be paid, which is assessed on a case-by-case basis.
Inventories
Inventories are measured at the lower of cost and net selling price on the balance sheet date using the first-in first-out principle.
Remuneration to employees
Pension obligations The Group’s Swedish pension obligations are recognized in accordance with recommendation FAR RedR 4.
The majority of the Group’s pension obligations are covered by insurance policies with insurance companies. Certain pension commitments in the foreign subsidiaries have not been safeguarded through insurance. The capital value of these comprises the present value of future obligations and is calculated on actuarial grounds.
Pension commitments for white-collar (salaried) employees secured through insurance with Alecta are recognized in the same way as a defined-contribution plan.
Reporting for lines of business and geographic markets
A line of business is a part of the company’s operation that differs from other parts of the business in terms of business concept, demand and production structure, and also level of risk. A geographic market is a country or group of countries where the company has sales, either via direct exports or through its own local units. The Group constitute of one operating segment for reporting purposes.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Cash flow statement
The cash flow statement has been prepared in accordance with the indirect method. The reported cash flow only covers transactions resulting in receipts or disbursements.
In addition to cash and bank balances, liquid funds also include short-term financial investments subject only to negligible risk of value fluctuation and which are traded on an open market in known amounts, and have a remaining term of less than three months from the acquisition date.

Note 2	Financial risks
In its operations, the Group is exposed to various financial risks such as the effects of changes in prices on the lending and capital markets, exchange rates and interest rates. During the financial year the Finnveden Metal Structures Group has followed the ultimate Parent Company FinnvedenBulten AB’s goals and policies for financial risk management, which are summarized below.
Exposure to risk is a natural part of a business and this is reflected in FinnvedenBulten’s approach to risk management. This aims to identify risks and prevent any risks arising, or to limit any damage resulting from these risks. One significant risk for the company is currency risk. It arises from operational transactions in currencies other than the Swedish krona (SEK), and is managed by striving to balance income and expenditure in different currencies via commercial agreements and hedging instruments in accordance with FinnvedenBulten’s policy. The fluctuating price of steel raw material is a risk which is managed through an effective purchasing process.
Currency risks
The Group operates internationally and is exposed to transaction risks from purchases/sales and financial transactions in foreign currencies. Currency exposure primarily relates to the euro (EUR) and the Polish zloty (PLN).
The Parent Company has a number of holdings in foreign subsidiaries whose net assets are exposed to currency translation risks. This currency exposure primarily relates to PLN.
The following exchange rates have been used when translating results of foreign subsidiaries

Exchange rates	Average	Average	Closing	Closing
	2013	2012	2013	2012
PLN	2,06	2,08	2,15	2,12
CNY	1,06	1,07	1,07	1,05
Interest risks
The Group’s income and cash flow from business activities are in all essentials independent of changes in market interest rates. The Group owns no significant interest-bearing assets. The Group’s main borrowing is subject to variable interest rates.
Credit risk
The Group has a certain concentration of credit risks. The Group has established guidelines to ensure that products and services are sold to customers with an appropriate credit background.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Liquidity risk
During the year liquidity risk has been managed through the Parent Company, Finnveden AB. The Group has both loans and liquid funds invested in the Parent Company. On the balance sheet date the Group had a limit on its overdraft facility with Finnveden AB of MSEK 150.
Within this scope, an external overdraft facility has also been agreed. On the balance sheet date MSEK 80 of the total facility had been utilized.
Parts of the Group regularly transfer outstanding accounts receivable to a third party. The transfers are based on general agreements and terms which have been deemed overall to entail that the risks and benefits associated with the accounts receivable are transferred to the buyer in all essentials.

Note 3	Net sales by geographic market

Net sales are distributed between geographic markets as follows:

	2013	2012
Sweden Belgium	558,863 248,841	529,110 315,316
Germany	151,806	210,126
UK	78,903	87,012
Poland France	7,832 37,202	6,686 7,180
Other countries	173,079	105,958
Total	1,256,526	1,261,388

Note 4	Distribution of income

Net sales relate entirely to the sale of goods.

Note 5	Wages/salaries, other remuneration and social security costs

2013		2012
Wages/salaries and other remuneration	Social security costs (of which pension costs)	Wages/salaries and other remuneration	Social security costs (of which pension costs)

232,949	85,091 (18,478)	224,261	87,130 (20,098)

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

KSEK 0 (0) of the Group’s pension costs refer to the Parent company Board of Directors and President. The President was until June 30 2014 is employed by another company within the FinnvedenBulten Group, of which Finnveden Metal Structures was a part on December 31, 2013. Costs for the President are charged via the owner’s management fee. See also Note 30 on transactions with related parties.
The above wages/salaries and other remuneration refer to other employees. No remuneration has been paid to the Board of Directors and President of the parent company and there were no remuneration to the board members of the subsidiaries for their work on the Board of Directors.

Note 6	Remuneration to auditors

	2013	2012
PwC
Audit engagement	746	720
Other audit-related engagements	221	294
Tax advice	467	208
Other services	700	615
Total	2,134	1,837

Note 7	Other operating income

	2013	2012
Gain on sale of fixed assets	2,220	348
Rental income	2,690	1,257
Other	1,648	3,561
Total	6,558	5,166

Note 8	Other operating expense

	2013	2012
Exchange rate differences	-1,319	-2,443
Restructuring cost	-12,835	0
Write-down on fixed assets	-15,000	0
Other operating expenses	-1,086	-375
Total	-30,240	-2,818

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Note 9	Depreciation/amortization and write-down
Depreciation/amortization and write-down of property, plant and equipment and of intangible assets amount to KSEK 45,853 (34,728).
Depreciation/amortization is included in income statement items as below:

	2013	2012
Cost of goods sold	30,339	34,311
Administrative expenses	514	417
Other operating expenses (write-down)	15,000	0
Total	45,853	34,728

The write-down of KSEK 15,000 refers in its entirety to the write-down of property, plant and equipment.
In 2013 a decision was made to discontinue operations in the subsidiary Finnveden Gjutal AB. In light of this decision, the recoverable amount of the operation was assessed (the higher of value in use and net selling price). This assessed value was lower than the carrying amount, which is why the value was written down to the assessed recoverable amount.

Note 10	Operational leasing agreements
The nominal value of future minimum lease fees for non-cancellable leasing agreements is distributed as follows:

	2013	2012
Due for payment within one year	32,564	30,826
Due for payment between one and five years	103,192	106,430
Due for payment beyond five years	72,428	93,305
	208,184	230,561

Leasing expenses relating to operational leasing agreements amount to
KSEK 31,696 (33,125).
Operational leasing agreements mainly comprise rental agreements for industrial premises in Sweden and Poland, as well as machinery and vehicles. The rental agreements for industrial premises have approximately 10 years of the rental period remaining and include the right to a five-year extension under the same terms and conditions.

Note 11	Interest income

Interest income from Group companies amounts to	0	219

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Note 12	Interest expenses and similar loss items

	2013	2012
Interest expenses	-9,628	-8,486
Exchange difference on financial assets and liabilities	-1,278	3,393
Total	-10,906	-5,093
Of which interest expenses relating to Group companies	-4,585	-2,636

Note 13	Tax on profit for the year

	2013	2012
Current tax for the year	-184	-1,869
Deferred tax	2,478	-10,879
Total	2,290	-12,748

Note 14	Financial arrangements not reported in the balance sheet
The Group regularly transfers parts of outstanding accounts receivable to a third party. The transfers are based on general agreements and terms which have been deemed overall to entail that the risks and benefits associated with the accounts receivable are transferred to the buyer in all essentials. On December 31, 2013, the value of transferred accounts receivable amounted to KSEK 75,136 (48,569).

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Note 15 Intangible assets

Intangible assets	2013	2012

Opening cost	970	916
Redistributions during the year	56	15
Translation differences	17	39
Closing accumulated cost	1,043	970

Opening depreciation	868	723
Depreciation during the year	54	112
Translation differences	17	33
Closing accumulated depreciation	939	868

Closing carrying amount	103	102

Construction in progress relating to intangible assets	2013	2012
Opening balance	12,457	0
Expenses capitalized during the year	6,517	12,457
Closing balance	18,974	12,457
The capitalized amount relates to an investment in new software (ERP-system) which is deemed to be of substantial value to the company in future years.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Note 16 Property, plant and equipment

Improvement expenses for third-party property	2013	2012

Opening cost	6,548	5,110
Redistributions during the year	1,511	1,220
Translation differences	114	218
Closing accumulated cost	8,173	6,548

Opening depreciation	2,255	1,596
Depreciation during the year	684	581
Translation differences	71	78
Closing accumulated depreciation	3,010	2,255

Closing carrying amount	5,163	4,293

Plant and machinery	2013	2012

Opening cost	438,150	420,085
Purchases	0	0
Divestments and disposals	-2,985	-2,919
Redistributions during the year	55,292	16,469
Translation differences	4,851	4,515
Closing accumulated cost	495,308	438,150

Opening depreciation	312,481	284,080
Divestments and disposals	-2,703	-2,281
Depreciation during the year	25,944	28,581
Translation differences	3,177	2,101
Closing accumulated depreciation	338,899	312,481

Opening write down	0	0
Write down during the year	14,369	0
Closing accumulated write down	14,369	0
Closing carrying amount	142,040	125,668

Equipment, tools, fixtures and fittings	2013	2012
Opening cost	60,114	58,486
Purchases	54	415
Divestments and disposals	-8,719	-781
Redistributions during the year	1,032	1,645
Translation differences	2,231	349
Closing accumulated cost	54,712	60,114

Opening depreciation	45,955	40,448
Divestments and disposals	-8,719	-189

Depreciation during the year	4,171	5,453
Translation differences	3,579	243
Closing accumulated depreciation	44,986	45,955

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Opening write down	—	—
Write down during the year	630	0
Closing accumulated write down	630	0
Closing carrying amount	9,096	14,159
See Note 9 for depreciation and write-down in profit for the year.

Construction in progress and advance payments for property, plant and equipment	2013	2012
Opening balance	36,069	20,485
Expenditure incurred during the year	44,626	34,932
Redistributions during the year	-57,866	-19,349
Disposals	-984	0
Translation differences	136	1
Closing balance	21,981	36,069

Note 17	Financial leasing agreements
The Group’s property, plant and equipment include leasing objects owned under financial leasing agreements as follows:

	Cost		Accumulated depreciation
	2013	2012	2013	2012
Plant and machinery	44,998	5,798	-3,604	-2,160
Equipment, tools, fixtures and fittings	690	410	-354	-254
Total	45,688	6,208	-3,958	-2,414

Future minimum lease fees have the following due dates:

	Nominal values		Present values
	2013	2012	2013	2012
Within one year	6,081	1,303	6,081	1,273
Between one and five years	18,072	2,132	14,374	2,083
Beyond five years	23,651	0	20,440	0
	47,804	3,435	40,895	3,356

The present value of future minimum lease fees is recognized under other liabilities, partly as a current liability and partly as a long-term liability. The financial leasing agreements relate to production equipment. In 2013 a sheet-metal press costing MSEK 39 was financed within the framework of a sale and leaseback agreement. The transaction resulted in no gain or loss. The leasing agreement contains terms which give Finnveden Metal Structures the right to acquire the press in seven years at a pre-determined residual value.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Note 18	Financial assets

Other securities held as non-current assets

	2013	2012
Opening cost	360	360
Closing accumulated cost	360	360
Revaluation during the year	-301	0
Closing carrying amount	59	360
Changes in value of available for sale financial assets total KSEK 301 (0) and are included in the income statement.
Other long-term receivables Opening cost	165	150
Additional receivables Repayments, less receivables	20,523 -165	15 0
Closing accumulated cost	20,523	165
Additional receivables in 2013 essentially relate to receivables from the Group´s customers from the sale of equipment restricted to customer type. The amount of receivables that are expected to be settled after more than 12 months after the balance sheet date are classified as other long-term receivables. The portion expected to be settled within 12 months from the balance sheet date is classified as current assets.

Note 19	Participations in Group companies

Group	Corporate ID no.	Domicile	% of equity and votes
Finnveden GMF AB	556248-3452	Mora	100%
Finnveden Gjutal AB	556429-2380	Hultsfred	100%
Finnveden Metal Structures SPzoo Finnveden China Holding AB Finnveden Metal Structures (Shanghai) Co. Ltd	PL372528050 556838-9950	Bielsko-Biala, Poland Gothenburg Shanghai	100% 100% 100%

Note 20	Prepaid expenses and accrued income

	2013	2012
Prepaid rent	6,310	7,339
Energy tax rebate Accrued rebates Prepaid insurance Prepayments to suppliers	1,690 1,918 841 5,404	1,064 1,369 209 416
Other items	6,729	3,427
Total	22,892	13,824

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Note 21	Financial current assets and liabilities

The Group does not recognize any current assets classified as available-for-sale financial assets.
Other liabilities include the negative value of currency futures which amounts to KSEK 0 (722) and falls under the category of available-for-sale financial assets and liabilities; see also Note 24.

Note 22	Equity

	Capital stock	Restricted reserves	Non-restricted reserves and profit/loss for the year	Total equity
Opening balance 2012	102	1,106	247,090	248,298

Effect of hedging			-217	-217
Tax effect			26	26
Exchange difference when translating foreign operations			1,755	1,755
Total changes equity not recognized in the income statement			1,564	1,564

Profit/loss for the year			12,497	12,497

Equity Dec 31, 2012	102	1,106	261,151	262,359
Opening balance 2013	102	1,106	261,151	262,359

Effect of hedging			722	722
Tax effect			-159	-159
Exchange difference when translating foreign operations			1,232	1,232
Total changes equity not recognized in the income statement			1,795	1,795

Profit/loss for the year			-11,893	-11,893

New stock issue	30		1,228	1,258
Equity Dec 31, 2013	132	1,106	252,281	253,519

Accumulated exchange differences recognized directly in equity amount to KSEK -7,466
(-8,698).

Stock units

Number of stock units
Number on Dec 31, 2012	760,000
New stock issue	222,000
Number on Dec 31, 2013	982,000
The capital stock comprises 982,000 stock units with a quota value of SEK 0.134.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

In 2013, 240,000 outstanding call options were owned entirely by a company in the FinnvedenBulten Group, the owner of Finnveden Metal Structures on December 31, 2013. 222,000 of these options were utilized to subscribe to new stock units and Finnveden Metal Structures received KSEK 1,258 in new capital, of which KSEK 30 was capital stock. The remaining 18,000 call options matured on August 31, 2013.

Note 23 Borrowing

Due dates for long-term liabilities
	2013	2012
	From 1 to 5 years	From 1 to 5 years
Bank overdraft facilities	43,301	0
Liabilities to credit institutions Liabilities to Group companies	49,149 37,568	36,589 103,331
Total	130,018	139,920

Liabilities to Group companies relate to companies within the FinnvedenBulten Group and have, together with bank overdraft facilities for which the FinnvedenBulten Group has stood surety, been repaid prematurely in 2014 in connection with the change in ownership of Finnveden Metal Structures AB. This has been refinanced during 2014 through loans from the new owner to Finnveden Metal Structures AB.

Liabilities recognized at fair value
Other current liabilities include the value of currency futures which amounts to KSEK 0 (722) and falls under the category of available-for-sale financial assets and liabilities.
For financial leasing refer to note 17.

Note 24	Bank overdraft facilities
Bank overdraft facilities granted and connected to the ultimate Parent Company FinnvedenBulten AB amount to KSEK 150,000 (150,000) in the Group. This was utilized in part through an external overdraft facility of KSEK 43,301 (0) within which FinnvedenBulten AB provided surety, and in part through the utilization of the group internal credit from FinnvedenBulten Group amounting to KSEK 37,568 (103,331).

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Note 25	Accrued expenses and deferred income

	2013	2012
Accrued social security costs	21,434	17,363
Holiday pay	29,929	26,127
Electricity and heating costs, service	3,661	2,355
Consultancy fee Other accrued expenses	1,549 4,450	1,739 6,734
Total	61,023	54,318

Note 26                 Pledged assets

	2013	2012
For own provisions and liabilities
Regarding Liabilities to credit institutions:
Chattel mortgages Regarding Other liabilities	256,249	215,047
Assets with ownership restrictions	41,730	4,302
Total pledged assets	297,979	219,349

Note 27	Contingent liabilities

	2013	2012

Guarantee Warranty	36,250 -	36,250 2,174
Other	220	220
Total contingent liabilities	36,470	38,644

Note 28	Adjustments for items not included in cash flow etc.

	2013	2012
Depreciation/amortization and write-downs	45,853	34,728
Unrealized exchange gains/losses	256	-367
Bad debt provision	269	529
Gain on sale of equipment	-2,220	-348
Provision for pensions	848	947
Provision for restructuring measures	12,507	0

Total	57,513	35,489

During 2013 a sale-lease back transaction amounting KSEK 39,200 was performed with a positive cash flow. The transaction is included in divestment of property, plant and equipment and the corresponding increase in financial lease debt has no impact on cash flow.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Note 29	Liquid funds
The Group does not own any investments in securities etc. Liquid funds in the balance sheet refer solely to cash and bank balances both at the end of 2013 and the end of 2012.

Note 30     Transactions with related parties

Information about the Parent Company
FinnvedenBulten AB (publ) , corporate ID number 55668-2141, based in Gothenburg, Sweden is the ultimate Parent Company of Finnveden Metal Structures AB on December 31, 2013. The company prepares FinnvedenBulten consolidated financial statements.

Transactions between Group companies
The Finnveden Metal Structures Group’s proportion of the year’s purchases and sales between companies within the FinnvedenBulten AB Group is less than 1% for both 2013 and 2012.
The same principles for pricing are applied to transactions between Group companies as to transactions with external parties.

Other transactions with Group companies

In addition to purchases and sales, the ultimate Parent Company FinnvedenBulten AB also charges an administrative fee for the companies’ administration and management, as well as rent for premises. On December 31, 2013 the rental contracts for the premises had 10 years remaining with indexation of the rent and the right to a five-year extension under the same terms and conditions. The administrative fee and rent for premises jointly totaled KSEK 23,277 (22,887) and market prices were applied.

Finnveden Metal Structures AB also has a raised loan from other companies in the FinnvedenBulten Group. Interest on this loan was set based on market conditions.

Obligations regarding pensions and similar benefits for Board Directors and Presidents
Finnveden Metal Structures AB’s President on December 31, 2013 was employed by another company in the FinnvedenBulten Group until June 30, 2014.
Finnveden Metal Structures AB therefore has no obligations regarding pensions or severance pay for the company’s President on December 31, 2013.
Neither does Finnveden Metal Structures AB have any obligations regarding pensions or severance pay for other Board Directors of Finnveden Metal Structures AB.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Note 31 Average number of employees, etc.
Average no. of employees

	2013		2012
	Average no. of employees	Of whom male	Average no. of employees	Of whom male

Sweden	522	76%	546	75%
Poland	367	78%	352	74%
China	2	100%	2	100%
Total	891	77%	900	76%

Gender distribution of corporate management

	2013		2012
	Percentage of men	Percentage of women	Percentage of men	Percentage of women
Group company
Board Directors	56%	44%	56%	44%
Presidents and other senior executives	67%	33%	67%	33%

Note 32	Comparison between US GAAP and Swedish GAAP accounting principles
The Group prepares its financial statements in accordance with accounting principles generally accepted in Sweden (‘Swedish GAAP’), which differs in certain respects from accounting principles generally accepted in the United States of America (‘US GAAP’).

A) Research and development expenditures
Under Swedish GAAP, expenditure on research and development is usually expensed as incurred. However, if development projects are deemed to be of substantial value to the company in future years, these may be capitalized as intangible assets.
Under US GAAP, in general both research and development costs are expensed as incurred. However, under US GAAP, specific rules apply in certain areas. For example, there is separate guidance that governs the treatment of cost associated with the development of software, making distinction between software development for internal use and the development of software for sale to third parties.

B) Pension accounting
Under Swedish GAAP, the pension obligations in the consolidated financial statements may be accounted for based on the different local GAAPs applied by each subsidiary in the group. Consequently, the accounting for pensions in the group accounts is a mixture of different GAAPs.
Under US GAAP, specific rules regarding the accounting for pension obligations exist which needs to be applied consistently in the group. The determination of pension costs and obligations is based on the attribution of pension benefits to periods of employee service and the use of actuarial assumptions to calculate the present value of such benefits.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

C) Revenue Recognition
Under Swedish GAAP, revenue is generally recognized upon delivery of products to the costumer, in accordance with the term of sales.
Under US GAAP revenue is recognized when there is evidence of an arrangement agreement, the delivery of goods has occurred, the sales price is fixed or determinable and collectability is reasonably assured.

D) Financial asset derecognition
Under Swedish GAAP, derecognition of financial assets is based on the concept as to whether the risk and rewards associated with the financial asset have been transferred to the buyer in all essentials.
Under US GAAP, the determination of whether financial assets should be derecognized is based on an evaluation of the transfer of control. This evaluation is governed by three key considerations (1) Legal isolation of the transferred asset from the transferor (2) The ability of the transferee to pledge or exchange the asset (3) No right or obligation of the transferor to repurchase.

E) Lease accounting
Under Swedish GAAP, lease classification is based on the overall substance of the transaction. Lease classification as an operating lease or a finance lease (capital lease) depends on whether the lease transfers substantially all of the risks and rewards of ownership to the lessee.
Under US GAAP, the criteria for capital lease classification broadly addresses the following matters (1) Ownership transfer of the property to the lessee (2) Bargain purchase options (3) Lease term in relation to economic life of the assets (4) Whether the present value of minimum lease payments equals or exceeds 90% of the leased asset.

Consolidated Financial Statements 2013

Finnveden Metal Structures AB
556502-8338

Gothenburg, September 16, 2014

/s/ Ramzi Hermiz	/s/ Brad Tolley
Ramzi Hermiz	Brad Tolley

/s/ Johan Westman	/s/ Jean Brunol
Johan Westman	Jean Brunol
President

Our Auditor’s Report was submitted on September 16, 2014
PricewaterhouseCoopers AB

September 16, 2014
Gothenburg, Sweden